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                                                CONFIDENTIAL TREATMENT REQUESTED

                                                                    EXHIBIT 10.7

                           SOFTWARE LICENSE AGREEMENT


        This Software License Agreement is entered into by and between Palm Computing, Inc., a subsidiary of 3Com Corporation (collectively, "3Com"), a California corporation with a place of business at 1565 Charleston Road, Mountain View, California 94043, and JD Technology, Inc. ("JD"), a California corporation with a place of business at P.O. Box 7066, Menlo Park, California. The effective date of this Agreement shall be the date last executed below ("Effective Date").



                                    RECITALS

        A. 3Com or its suppliers are the owners of software and other technology related to the 3Com Palm Computing platform.

        B. JD is a developer, manufacturer and marketer of handheld computing products.

        C. JD desires to obtain a license to certain 3Com software and technology, as more particularly described in Exhibit A (Palm Software), in order to develop, manufacture and market handheld computing products incorporating such 3Com software and technology. 3Com is willing to grant JD such a license upon the terms and conditions set forth below.

                                    AGREEMENT

        NOW, THEREFORE, the parties agree as follows:

1. DEFINITIONS

        1.1 "Confidential Information" means that information of either party ("Disclosing Party") which is disclosed to the other party ("Receiving Party") pursuant to this Agreement, in written form and marked "Confidential," "Proprietary" or similar designation, or if disclosed orally, the Disclosing Party shall indicate that such information is confidential at the time of disclosure and send a written summary of such information to the Receiving Party within thirty (30) days of disclosure and mark such summary "Confidential," "Proprietary" or similar designation. Confidential Information shall include, but not be limited to, trade secrets, know-how, inventions, techniques, processes, algorithms, software programs, schematics, designs, contracts, customer lists, financial information, product plans, sales and marketing plans and business information. References to a Receiving Party or a Disclosing Party shall also include all present and future subsidiary and parent companies of such party, subject to the restrictions contained in this Agreement.

        1.2 "JD Products" means any handheld computing products developed by JD, or for JD by a third party, which contain Palm Software, in whole or part, combined with JD's added value.



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        1.3 "JD Software" means any software developed or acquired by JD, or for
JD by a third party, for the JD Products.

        1.4 "Net Revenue" means monies received or receivable by JD in connection with the sale, permitted licensing, distribution or other exploitation of the JD Products, but shall exclude taxes, returns, rebates, and separately stated shipping and handling costs or maintenance, support, and engineering fees.

        1.5 [*]

        1.6 "Palm Device Applications" means the applications files described in Exhibit A (Palm Software).

        1.7 "Palm Device Applications SDK" means 3Com's commercially available software development kit for applications for the Palm Computing platform as described in Exhibit A (Palm Software).

        1.8 "Palm Desktop Software" means the 3Com desktop software related to the 3Com Product described in Exhibit A (Palm Software).

        1.9 "Palm Development Environment" means the development and debugging tools relating to the Palm OS described in Exhibit A (Palm Software), including a list of certain third-party development tools that are commercially available relating to the Palm OS, provided that JD shall be responsible for obtaining any necessary rights for such third-party development tools.

        1.10 "Palm End-User Documentation" means the end-user documentation related to the Palm Software as described in Exhibit A (Palm Software).

        1.11 "Palm GUI" means the graphical user interface files for the Palm Computing platform as described in Exhibit A (Palm Software).

        1.12 "Palm Installation CD Files" means the artwork, guided tour files, and other files and related elements of the Palm installation CD as described in Exhibit A (Palm Software).

        1.13 "Palm Materials" shall mean: (a) the Palm End-User Documentation, Palm Technical Documentation, and any 3Com end user materials provided under
Section 7.3 below; and (b) all current and future foreign language versions thereof, to the extent that 3Com has the right to grant JD rights to such versions.

        1.14 "Palm OS" means the Palm operating system software files and build tools described in Exhibit A (Palm Software), including: (a) software and documentation provided by 3Com to JD pursuant to Section 6.1; and (b) the Palm OS Drivers. All Palm OS software shall be provided in object code form only, except as may be agreed by the parties pursuant to Section 6.2(b).


* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.


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        1.15 "Palm OS Drivers" means the software drivers and sample extensions for the Palm OS as described in Exhibit A (Palm Software).

        1.16 "Palm Software" shall mean: (a) the Palm Device Applications, Palm Device Applications SDK, Palm Desktop Software, Palm GUI, Palm Installation CD Files, Palm OS, Palm OS Drivers, and Palm Test Code; and (b) all current and future foreign language versions thereof, to the extent that 3Com has the right to grant JD rights to such versions.

        1.17 "Palm Technical Documentation" means the technical documentation, repair manuals, service manual, engineering schematics, and other materials relating to the Palm OS as described in Exhibit A (Palm Software).

        1.18 "Palm Test Code" means the software quality assurance and hardware and production test code described in Exhibit A (Palm Software).

2. LICENSES

        2.1 Development and Documentation License.

             (a) 3Com Deliverables. Subject to the terms and conditions of this Agreement, 3Com hereby grants to JD a limited, non-exclusive, non-transferable (except as provided in Section 17.9), fully-paid license to use and reproduce the Palm Development Environment, the Palm Software in object code form, and the Palm Materials solely to develop, manufacture, test and support the JD Products. Such license shall include the right to use any 3Com intellectual property rights associated with or related to use of the Palm Development Environment, Palm Software and/or Palm Materials, in connection with the development, manufacturing, testing or support of such items solely within JD Products.

             (b) Derivative Works. Subject to the terms and conditions of this Agreement, 3Com hereby grants to JD a limited, non-exclusive, non-transferable (except as provided in Section 17.9), fully-paid license to create derivative works based upon the Palm Materials and, to the extent permitted under Section
6.2 (OS Enhancements), the Palm OS (collectively, "Derivative Works") solely for use within JD Products.

        2.2 Distribution License. Subject to the terms and conditions of this Agreement, 3Com hereby grants to JD a limited, non-exclusive, non-transferable (except as provided in Section 17.9), worldwide, royalty-bearing license to use, reproduce, and distribute (directly and through third parties) solely for use within JD Products: (i) the Palm Software in object code form only; (ii) the Palm Materials (subject to Section 13); and (iii) Derivative Works. Such license shall include the right to use any 3Com intellectual property rights associated with or related to use of the Palm Development Environment, Palm Software and/or Palm Materials, in connection with the distribution of such items within JD Products. Such license shall also include the right to grant end user sublicenses subject to the provisions of Section 10.4 below.



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        2.3 Compatibility and Trademark License.

             (a) Compatibility Testing. 3Com will finalize and provide to JD compatibility test criteria for ensuring interoperability of third party add-on software for the Palm OS and the JD Products ("Test Criteria") within ninety
(90) days of the Effective Date. JD and 3Com will agree on a reasonable time period for compatibility testing of the JD Products by any of 3Com's independent testing labs ("Test Period") which shall be incorporated into the Test Criteria. When finalized, such Test Criteria shall be attached as Exhibit B (Test Criteria) to this Agreement. 3Com shall use its reasonable discretion in determining the contents of the Test Criteria; provided that, in the event JD does not approve of the Test Criteria, as its sole and exclusive remedy JD may terminate this Agreement immediately without liability within thirty (30) days of its first receipt of the Test Criteria from 3Com. Prior to the release of any and all JD Products, or any upgrade or new version thereof, JD shall submit the JD Products at its expense to any of 3Com's approved independent compatibility testing labs ("Approved Testing Lab") for compatibility testing in accordance with the Test Criteria. If the Approved Testing Lab rejects the JD Products because of a nonconformance with the Test Criteria, then such testing lab will provide JD and 3Com a detailed written statement of the reasons for such rejection. ("Statement of Errors"). Upon receipt of the Statement of Errors, JD shall use reasonable efforts to modify the JD Products to conform to the Test Criteria. The parties acknowledge that the contents of the Test Criteria may need to be changed from time to time if major new functionality is added to the Palm Software. 3Com shall use its reasonable discretion in determining new Test Criteria for such Palm Software with such new functionality and will apply such new Test Criteria to its internal customers and to JD and its other licensees.

             (b) Compatibility Certification Requirement. JD agrees that it shall not release or distribute any JD Products which have not received compatibility certification from an Approved Testing Lab in accordance with the Test Criteria. Each version of a JD Product shall be required to pass the Test Criteria only once, regardless of 3Com's subsequent modifications to the Palm Software. However, in order to obtain compatibility certification for Palm Software with new functionality and new Test Criteria as described in the last paragraph of Section 2.3(a), JD may submit JD Products for compatibility testing against such new Test Criteria in accordance with Section 2.3(a). JD may indicate compatibility certification for JD Products only with respect to the version(s) of the Test Criteria which the JD Products have passed.

             (c) Trademark License. Subject to subsections (a) and (b) above and the other terms and conditions of this Agreement, 3Com hereby grants to JD a limited, non-exclusive, nontransferable (except as provided in Section 17.9), fully-paid license to use, subject to the guidelines set forth in 3Com's Trademark Policy Guidelines attached hereto as Exhibit C, the "Palm Computing Platform Compatible" trademark and such other 3Com trademarks and the respective stylistic marks as may be mutually agreeable and the artwork for which has been provided by 3Com to JD (collectively, the "3Com Trademarks") in connection with the marketing and sale of JD Products that have received compatibility certification in accordance with subsection (a) above. JD shall use such trademarks in conjunction with the distribution, promotion, and marketing of any JD Products that have received compatibility certification, consistent with the guidelines set forth in Exhibit C. 3Com shall have the right to receive free



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samples of all advertising and promotional materials and reasonable numbers of sample production units of the JD Products and related JD documentation on which such trademarks are used to ensure that 3Com's quality standards are maintained. The foregoing license shall be limited to use of the 3Com Trademarks for the purposes of Section 8.3. JD shall have the right to permit its [*] for the JD Products to use the 3Com Trademarks as set forth herein, provided that JD contractually obligates such [*] to comply with the terms of Section 7.3 and this Section 2.3, and provided further that 3Com reserves the right to enforce and protect its trademark rights directly in the event of any failure to comply with such terms.

        2.4    Right to Sublicense.

               (a) [*] Within thirty (30) days of the execution of each [*], JD shall notify 3Com in writing of such execution and the identity of the [*]. Each such [*] will contain provisions that protect 3Com's proprietary rights to no less of an extent than such rights are protected by Sections 2.3 (Compatibility and Trademark License), 2.5 (No Reverse Engineering), 2.6 (Inspection Rights),
8.3 (Branding), 10 (Proprietary Rights), 13 (Confidentiality), and 15 (Export Regulations) of this Agreement. In the event of any failure by any [*] to comply with the foregoing terms of their [*], JD shall use its reasonable efforts to enforce and protect 3Com's intellectual property rights against such [*], provided that 3Com reserves the right to enforce and protect its intellectual property rights directly against such [*] with the cooperation of JD.

               (b) Subject to the requirements of Sections 2.5 and 13, JD shall have the right to sublicense its rights under Section 2.1 to consultants and contractors solely for the purpose of developing, manufacturing, testing, and supporting JD Products for JD.

               (c) Except as specified in this Section 2.4, JD shall not have the right to sublicense any of its rights under this Agreement.

        2.5 No Reverse Engineering. JD shall not reverse engineer, reverse compile or disassemble any Palm Software, or otherwise attempt to derive the source code to any Palm Software. The foregoing shall not apply to such activities conducted in the ordinary course of technical support of JD Products such as may occur through the use of debugging tools.

        2.6 Inspection Rights. 3Com shall have the right, upon reasonable advance notice, to inspect JD's records and facilities, and its [*], with respect to the manufacture of the JD Products hereunder and to receive sample units thereof in order to verify that such manufacturing is within the scope of this Agreement, and that there are appropriate security procedures to protect 3Com's Confidential Information. JD shall have similar rights with respect to its contract manufacturers sublicensed under Section 2.4(b).

        2.7 No Other Licenses. The licenses granted under this Agreement are specifically set forth herein, and no licenses are granted by 3Com to JD by implication or estoppel.

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.


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        2.8 Limitations on Scope of Agreement. Notwithstanding the other terms and conditions of this Agreement, the rights granted to JD under this Agreement do not, and will not, include:

             (a) [*]

             (b) [*]

             (c) any right or license to sublicense any of the foregoing rights to any OEMs, consultants, contractors, or other third parties.

3. DELIVERY AND SOURCING

        3.1 Delivery of Licensed Materials. Within forty-five (45) days following the Effective Date, 3Com will deliver to JD a complete and current set of the Palm Software, Palm Development Environment and Palm Materials.

        3.2 Third Party Sourcing. Exhibit D contains a list of custom components ("Components") that JD may wish to purchase from 3Com's third party component suppliers and/or manufacturers ("Sources") for incorporation in JD Products. 3Com hereby grants JD the right to use such suppliers and procure such Components during the term of this Agreement, and will notify such Sources of the same. In the event that such Sources are unable to promptly fill all Component orders from 3Com due to market demand, manufacturing delays, or other factors, JD acknowledges and agrees that such Sources shall fulfill all orders from 3Com before fulfilling orders from JD or JD's [*].

4 ROYALTIES, FEES, AND REPORTS

        4.1 Royalties. JD shall pay to 3Com royalties on its Net Revenues ("Royalties") as specified in Exhibit E (Royalties and Fees). Such royalties shall be due and payable to 3Com regardless of whether JD collects payments for the JD Products from JD's customers.

        4.2 Maintenance and Support Fees. JD shall pay to 3Com fees as specified in Exhibit E (Royalties and Fees) for maintenance, support, updates, and upgrades provided by 3Com to JD pursuant to Sections 6.1 and 7. Such fees shall be due and payable to 3Com in advance beginning one year after the Effective Date, regardless of whether JD collects payments for the JD Products or their maintenance and support from JD's customers.

        4.3 Reports. JD shall keep adequate records to verify all reports and payments to be made to 3Com pursuant to this Agreement for a period of two (2) years following the date of


* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.


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such reports and payments. 3Com shall have the right to select an independent certified public accountant mutually agreeable to the parties to inspect no more frequently than annually the records of JD on reasonable notice and during regular business hours to verify the reports and payments required hereunder. If such inspection should disclose any underreporting, JD shall pay 3Com such amount within thirty (30) days of the conclusion of such inspection. The entire cost of such inspection shall be borne by 3Com; provided, however, that if JD is determined by such inspection to have underpaid royalties by five percent (5%) or more, then the cost of such audit shall be borne by JD.

5. PAYMENT TERMS

        5.1 Payment. Royalties shall accrue upon shipment to a customer of JD Products by JD and shall be payable within [*] after the end of each calendar [*]. Each Royalty payment shall be accompanied by a statement setting forth in sufficient detail the basis upon which royalties were calculated. Payments and statements shall be sent to 3Com at the address set forth at the beginning of this Agreement or such other address as 3Com may designate in writing.

        5.2 Royalty-Free Units of JD Products. JD shall have the right to manufacture and distribute a commercially reasonable number of JD Products, provided that it does not receive any revenue therefrom, for the following purposes without incurring a Royalty obligation to 3Com: units for testing, units with limited functionality for reseller point of purchase and demonstration, units provided to 3Com, Palm, or other Palm licensees, units used internally by employees or contractors of JD, and units given to press and analysts.

        5.3 [*]. [*] Such option will be JD's sole and exclusive remedy for 3Com's breach of this Section 5.3. The parties acknowledge that 3Com's current license agreements with [*] and [*] are exempt from the requirements of this provision.

        5.4 Taxes. In addition to any other payments due under this Agreement, JD agrees to reimburse and hold 3Com harmless from any sales, use, excise, import or export, value added or similar tax or duty, any other tax not based on 3Com's net income, and any governmental permit and license fees, customs fees and similar fees levied upon delivery of the deliverables and/or services hereunder which 3Com may incur in respect of this Agreement.

6. UPDATE RESPONSIBILITIES AND OS ENHANCEMENTS

        6.1 Updates and Additions to Palm Software and Palm Materials. During the term of this Agreement and subject to Section 9.4 (3Com Update and Support Obligations), 3Com shall

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.



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deliver to JD all upgrades, bug fixes, modifications, enhancements and new versions of the Palm Software and Palm Materials within ten (10) business days after 3Com's internal beta releases or production releases. Upon such delivery, the licenses granted to JD pursuant to Section 2 above shall be deemed to include the items delivered pursuant to this Section 6.1. JD acknowledges that during the term of this Agreement, in addition to delivering to JD the upgrades, bug fixes, modifications, enhancements and new versions referred to above, 3Com. expects to release separate modules and components for the Palm Computing platform for which 3Com may elect to require that licensees pay separate consideration and enter into separate agreements or amendments in order to have any rights to such modules or components.

        6.2 OS Enhancements.

             (a) Approved OS Enhancements. In the event that JD requests in writing that 3Com add new functionality to the Palm OS requiring enhancements to the Palm OS source code, 3Com will consider such request in good faith and will respond to JD in writing within thirty (30) days of its receipt of such request (or within such longer time period as may be reasonably agreed by the parties) with whether 3Com intends to implement such request and, if so, with a proposed schedule for implementation. In the event 3Com approves such request under a proposed schedule reasonably acceptable to JD ("Approved OS Enhancements"), 3Com will use its reasonable commercial efforts to implement such enhancements within the proposed schedule, whereupon such Approved OS Enhancements will be deemed additional Palm OS software for all purposes of this Agreement. Upon delivery to JD, the licenses granted to JD pursuant to Section 2 above shall be deemed to include such Approved OS Enhancements. JD shall execute all assignments and other documents as may be requested by 3Com to evidence and perfect 3Com's ownership of the Approved OS Enhancements and the intellectual property rights therein.

             (b) Implementation by JD. To the extent that 3Com rejects JD's request for Palm OS enhancements, or if 3Com's proposed schedule is not reasonably acceptable to JD, then JD may notify 3Com in writing that JD wishes to implement such enhancements itself, whereupon the parties will negotiate in good faith the terms under which JD will develop the enhancements, including:
(i) which Palm OS source code and tools JD will require; (ii) the limitations that will be placed on JD's (and any contractors') use of such source code and tools; (iii) the parties respective intellectual property rights in such enhancements; (iv) 3Com's responsibility, if any, for support and maintenance of such enhancement; and (v) JD's responsibility for any costs and expenses that 3Com may incur in connection with such implementation, support, and maintenance.

7. SUPPORT

        Subject to Section 9.4 (3Com Update and Support Obligation), 3Com shall provide JD with the following support during the term of this Agreement in accordance with the 3Com Support terms set forth in Exhibit F (3Com Support Services).



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        7.1 Development Support. 3Com will provide JD with a reasonable level of support by telephone, e-mail, fax or, if requested by JD, in person at 3Com's Mountain View and/or Santa Clara, California site, during 3Com's normal business hours (8:00 am - 5:00 pm California time, excluding holidays) in connection with JD's use of the Palm Software to develop and support the JD Products, including the use of reasonable commercial efforts: (i) to answer JD's questions regarding the proper utilization and optimization of the Palm Software; and (ii) to provide solutions, workarounds and/or patches to correct any reproducible error in the Palm Software. JD shall designate up to two qualified individuals per Designated Site to act as primary technical liaisons for communications with 3Com's technical support staff. 3Com shall designate two qualified individuals to act as primary and secondary technical liaisons for communications with JD's technical support staff.

        7.2 Customer Support Training. During the term of this Agreement, 3Com shall, at its expense, provide JD with one (1) course per version of the Palm Software of basic and advanced training as it relates to customer support for up to six (6) JD employees engaged in the technical support of the JD Product. 3Com shall further provide to JD, at 3Com's expense, similar training for modifications or other revisions to the Palm Software, as it relates to customer support. Training will be conducted at 3Com's facilities in Mountain View and/or Santa Clara, California or such other mutually agreeable facility. Each training course shall commence on a mutually agreed upon date. Such training shall cover in detail, the installation, configuration, operation, trouble-shooting, adjustment, test and maintenance of the Palm Software, as it relates to customer support. JD shall provide a reasonable quantity of appropriate JD Product units as training aids. 3Com shall provide copies of the student training guides, and all other necessary materials to each trainee and to JD. All other training requested by JD and provided by 3Com shall be billed at 3Com's standard rates.

        7.3 Customer Support. JD shall be solely responsible for First Level Support and Second Level Support of the JD Products. The parties agree to work together to develop and facilitate the call handling processes to provide seamless customer support and technical service to resellers and end users of the JD Product. In addition, 3Com will provide JD with Third Level Support during the term of this Agreement. The definitions of First, Second And Third Level Support shall be as set forth in Section 7.4 below. During the term of this Agreement, 3Com shall permit JD to create hyperlinks to the 3Com Web site and to display certain 3Com end user materials on JD's Web site for customer support purposes, subject to 3Com's prior approval of each proposed use. During the term of this Agreement, JD shall permit 3Com to create hyperlinks to the JD Web site and to display certain JD end-user materials on 3Com's Web site for customer support purposes, subject to JD's prior approval of each proposed use.

        7.4 Technical Support.

             (a) Technical Support Levels. For the purposes of Section 7.3 above, "Level" means a certain class of service provided for the JD Products. Definitions are as follows:



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                  (i) "First Level Support" means first call support on all
customer calls; technical support staff answers technical inquiries regarding JD Products, performs JD Product configuration support, if applicable, and provides broad troubleshooting expertise.

                  (ii) "Second Level Support" means specialist level technical support; technical support/escalation staff performs problem isolation and replication, and implements a solution for a problem that is not the result of a Palm Software program error. In the case of a Palm Software program error, the technical staff is able to identify the source of the error, create a reproducible test case, and document the details of the error for escalation to 3Com.

                  (iii) "Third Level Support" means backup technical support to two representatives of JD's Second Level Support team (the "Authorized Callers"). 3Com will identify to JD its technical support personnel for the Palm Software (the "Designated Support Personnel"). The Authorized Callers and Designated Support Personnel will be the primary contacts between 3Com's and JD's technical support and/or escalation centers. JD will provide a list of Authorized Callers including names, address, phone numbers, and Internet e-mail address. 3Com will provide a similar list of Designated Support Personnel. These lists will be reviewed quarterly and updated as required.

             (b) Support Timing. 3Com shall make Third Level Support available via telephone, FAX or E-Mail solely to JD's Authorized Callers during 3Com's normal business hours (8:00 am -- 5:00 pm California time, excluding holidays). 3Com. shall use reasonable commercial efforts to answer support questions within the timeframes specified in Exhibit F (3Com Support Services). So long as 3Com is using reasonable commercial efforts to answer such questions, 3Com's inability to resolve answer such question shall not be deemed a material breach of the Agreement.

             (c) Direct Customer Support. 3Com will not be obligated to provide direct support of any kind to JD's customers or end users pursuant to this Agreement. JD will provide sufficient information and/or training regarding the JD Products to 3Com's Designated Support Personnel to enable 3Com to properly assist JD in resolving problems.

8. MARKETING AND PUBLICITY

        8.1 Marketing. The parties agree to work together to identify areas where joint marketing efforts would benefit both parties, and upon mutual agreement shall implement such efforts.

        8.2 Publicity. Neither party shall disclose the terms of this Agreement to any third party, other than its financial or legal advisors and current or potential Non-Corporate Investors, or make any announcements regarding the nature of the relationship between the parties without the prior approval of the other party, except that a party may disclose the terms of this Agreement where required by law, provided that such party uses reasonable effort to obtain confidential treatment or similar protection to the fullest extent available to avoid public disclosure of the terms of this Agreement. A party required by law to make disclosure of the terms of this



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Agreement will promptly notify the other party and permit the other party to review and participate in the application process seeking confidential treatment. "Non-Corporate Investors" shall mean venture capital investors/funds and investment banking investors/funds.

        8.3 Branding. JD and its [*] will use the 3Com Trademarks in conjunction with the distribution of the JD Products and in their advertising, promotional and printed materials for the JD Products and on the JD Products.

        8.4 Nonsolicitation. JD agrees that during the first year of the term of this Agreement JD will not directly or indirectly, either for itself or any other person or entity, solicit any individual who is engaged as an employee, agent or independent contractor, by 3Com or 3Com's subsidiaries (including but not limited to the Palm Computing subsidiary of 3Com) to terminate his or her employment or engagement with 3Com or such subsidiary and/or to become an employee, agent or independent contractor of JD or such other person or entity; provided, however, that the foregoing limitation will not apply to any solicitation that occurs after such individual either: (i) initiates contact with JD regarding terminating his or her employment or engagement with 3Com or such subsidiary and/or becoming an employee, agent or independent contractor of JD or such other person or entity; or (ii) responds to advertisements of general circulation (including general postings on Websites) placed by, or on behalf of, JD or such other person or entity regarding terminating his or her employment or engagement with 3Com or such subsidiary and/or becoming an employee, agent or independent contractor of JD or such other person or entity. JD further agrees that during the first year of the term of this Agreement it will not directly solicit, either for itself, or any other person or entity, any strategic partner of the Palm Computing subsidiary of 3Com to cease doing business with 3Com.

9. [*]

        9.1 [*]. Within thirty (30) days of the execution of this Agreement [*], 3Com agrees to [*] with a reputable, financially responsible, industry-recognized party consented to by both parties to [*]. A fully executed copy of the [*], together with a receipt [*], shall be delivered to JD within five (5) days after the execution of the [*]. In addition, [*] such materials shall become [*]. The [*] shall be borne by JD. The [*] will be authorized to deliver the [*] to JD [*]

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

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[*]. JD acknowledges and agrees that the [*] do not, and will not, contain any
[*] owned by third parties.

        9.2 Use. In the event JD [*] under this Section 9, JD shall have a limited, nonexclusive, nontransferable (except as provided in Section 17.9) license to use and modify the [*] at the Designated Sites solely to continue developing, manufacturing, testing and supporting JD Products. The foregoing license shall survive termination of this Agreement for a period of [*] from such termination, subject to earlier termination if JD breaches its confidentiality obligations with respect to the [*]. Upon termination of the foregoing license, JD shall promptly: (i) return all [*], including but not limited to all copies thereof in whole and in part, to 3Com; and (ii) destroy all copies thereof, in whole and in part, residing within any computers in JD's control. Except to consultants consistent with Section 13 (Confidentiality), JD may not disclose any of the [*] to third parties under any circumstances. JD shall own all proprietary rights in modifications made pursuant hereto, subject to 3Com's underlying rights to the unmodified [*].

        9.3 [*] Dispute Resolution. In the event of a dispute regarding whether 3Com has materially breached Sections 6.1 or 7.1 of this Agreement and failed to cure such breach within the applicable cure period, the parties shall submit the matter for resolution pursuant to the arbitration procedure set forth in the [*], in which case the [*] shall not be released to JD unless and until the arbitrator finds that there has been such breach. Upon a finding of such breach by the arbitrator, the [*] shall be released to JD immediately.

        9.4 3Com Update and Support Obligations. The parties agree that in the event the [*], 3Com's obligations pursuant to Sections 6.1 (Updates and Additions to 3Com Software and Materials) shall terminate upon the earlier to occur of: (a) 3Com delivering to JD the next major version of the 3Com Software and Palm Materials subsequent to the version contained in the [*]; or (b) [*] following the date of such release. In addition, in the event of such release, 3Com's obligations pursuant to Section 7 (Support) shall terminate [*] following the date of such release.

10. PROPRIETARY RIGHTS

        10.1 Title. JD acknowledges that the Palm Software and Palm Materials are the valuable trade secrets of 3Com. 3Com shall be the sole and exclusive owner of the Palm Software. Subject always to 3Com's ownership of the Palm Software, JD shall be the sole and exclusive owner of the JD Products and JD Software. Applications for the JD Products shall belong solely and exclusively to the party developing such applications.

        10.2 Proprietary Rights Notices. JD agrees that it will not remove, alter or otherwise obscure any proprietary rights notices appearing in the Palm Software and Palm Materials. Further, JD agrees that it will cause to appear on the container or label for each unit of the JD

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

Products manufactured hereunder appropriate patent and copyright notices and proprietary data legends as contained in the Palm Software delivered by 3Com or as otherwise reasonably required by 3Com.

        10.3 U.S. Government Restricted Rights Legend. All 3Com technical data and computer software is commercial in nature and developed solely at private expense. Software is delivered as Commercial Computer Software as defined in DFARS 252.227-7014 (June 1995) or as a commercial item as defined in FAR 2.101(a) and as such is provided with only such rights as are provided in 3Com's standard commercial license for such software. Technical data is provided with limited rights only as provided in DFARS 252.227-7015 (Nov. 1995) or FAR 52.227-14 (June 1987), whichever is applicable. JD will: (a) identify and license the software developed by JD hereunder in all proposals and agreements with the United States Government or any contractor therefor; and (b) legend or mark such software provided pursuant to any agreement with the United States Government or any contractor therefor in a form sufficient to obtain for 3Com and its suppliers the protection intended by this Section 10.3 (U.S. Government Restricted Rights Legend). JD agrees not to remove or deface any portion of any legend on any software or documentation delivered to it under this Agreement.

        10.4 End-User Licensing. JD agrees that each copy of the software distributed by JD hereunder will be accompanied by a copy of JD's standard end user software license; provided, however, that the terms of such license will be drafted so as to apply to the Palm Software and shall be at least as protective of the Palm Software as: (i) the terms and conditions JD uses for its own software products; (ii) the minimum terms and conditions set forth in Exhibit G (Minimum Terms and Conditions of End User License); and (iii) the terms and conditions governing this Agreement. JD agrees to enforce the terms and conditions applicable to the Palm Software contained in such license.

11. WARRANTY

        11.1 3Com Warranty. 3Com warrants that for a period of ninety (90) days after receipt by JD of the Palm Software and Palm Materials (the "Warranty Period") the media on which 3Com delivers the Palm Software and Palm Materials to JD shall be free of defects in material and workmanship, and the Palm Software will perform substantially in accordance with the Palm End-User Documentation. As JD's sole and exclusive remedy for any breach of such warranty, 3Com shall replace any such defective media and/or correct any such performances problems in accordance with Sections 6.1 and 7 promptly following receipt of written notice from JD of such defects during the Warranty Period. EXCEPT FOR THE LIMITED WAS SET FORTH IN THIS SECTION 11, 3COM MAKES NO WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, AS TO ANY MATTER WHATSOEVER. IN PARTICULAR, ANY AND ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED.

        11.2 JD Product Warranty. JD shall be solely responsible for customer warranty of any and all products manufactured by JD pursuant to this Agreement.

        11.3 Year 2000 Warranty.

             (a) 3Com warrants to JD that the Palm Software will continue performing properly with regard to date-data on and after January 1, 2000, provided that all other products used by JD in connection or combination with the Palm Software accurately exchange date-data with the Palm Software. 3Com makes no certification regarding the performance of any other 3Com products with regard to date-data.

             (b) If it appears that any Palm Software does not perform properly with regard to date-data on and after January 1, 2000, and JD notifies 3Com thereof before April 1, 2000, 3Com shall, at its option and expense, provide JD with a software update which would effect the proper performance of the Palm Software or deliver to JD equivalent software to replace the Palm Software. Any such software update or equivalent software will be warranted pursuant to subsection (a) above for ninety (90) days or until April 1, 2000, whichever is later.

12. INDEMNIFICATION

        12.1 By 3Com. 3Com shall, at its own expense, defend and indemnify JD for damages and reasonable costs incurred in any suit, claim or proceeding brought against JD alleging that the Palm Software, Palm Materials or 3Com Trademarks licensed pursuant to this Agreement infringe (i) any patents in the U.S., Canada, Japan, or the European Community, (ii) any copyrights worldwide, or (iii) any trademarks in any countries in which 3Com markets products in connection with the 3Com Trademarks, or misappropriate any trade secrets, provided that 3Com is promptly notified, rendered reasonable assistance by JD as required, and permitted to direct the defense or settlement negotiations. 3Com shall have no liability for any infringement arising from: (a) the integration or combination of the Palm Software, Palm Materials or Com, Trademarks together with other software, materials or products not integrated or combined by 3Com, if the infringement would have been avoided in the absence of such integration or combination; (b) the use of other than a current unaltered release of the software available from 3Com, if the infringement would have been avoided by the use of the then-current release, and if 3Com has provided such current release to JD; or (c) modifications to the Palm Software or Palm Materials requested by JD.

        12.2 Remedies. In the event 3Com reasonably believes that the use or distribution of any Palm Software, Palm Materials or 3Com Trademarks is likely to be enjoined, 3Com may, at its option, either: (i) substitute functionally equivalent non-infringing Palm Software or Palm Materials, as the case may be;
(ii) modify the infringing item so that it no longer infringes but remains functionally equivalent; (iii) obtain for JD, at 3Com's expense, the right to continue use of such item; or (iv) if none of the foregoing is feasible, 3Com may take back such infringing item or items and terminate only that portion of the license associated with respect to such item or items, subject to a mutually satisfactory equitable reduction in the Royalty and fees payable under this Agreement. Should the use or distribution of any Palm Software, Palm Materials or 3Com Trademarks be enjoined, 3Com shall, at its option, either: (i) substitute functionally equivalent non-infringing Palm Software or Palm Materials, as the case may be; (ii) modify the infringing item so that it no longer infringes but remains functionally equivalent; (iii) obtain for

JD, at 3Com's expense, the right to continue use of such item; or (iv) if none of the foregoing is feasible, 3Com may take back such infringing item or items and terminate only that portion of the license associated with respect to such item or items, subject to a mutually satisfactory equitable reduction in the Royalty and fees payable under this Agreement. Notwithstanding the foregoing, JD acknowledges that 3Com may undertake to obtain patent licenses from third parties relating to the Palm Software, and in such event the royalty obligation for the JD Products arising from such patent licenses shall be passed through to, and paid at the direction of 3Com by JD; provided, however, that the per-unit royalty obligation payable by JD shall not exceed the per-unit or percentage royalty obligation (whichever is less) payable by 3Com for products similar to the JD Products, and shall not in any event exceed [*]. SECTIONS 12.1 and 12.2 STATE JD'S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO CLAIMS OF INFRINGEMENT OF PROPRIETARY RIGHTS OF ANY KIND, AND ALL WARRANTIES OF NON-INFRINGEMENT, EXPRESS OR IMPLIED, ARE SPECIFICALLY DISCLAIMED AND EXCLUDED.

        12.3 By JD. JD shall, at its own expense, defend and indemnify 3Com for damages and reasonable costs incurred in any suit, claim or proceeding brought against Palm Computing Inc., 3Com Corporation or its and their subsidiaries alleging that the JD Products, JD Software and/or related materials infringe (i) any patents in the U.S., Canada, Japan, or the European Community, (ii) any copyrights worldwide, or (iii) any trademarks in any countries in which JD markets products in connection with the 3Com Trademarks, or misappropriate any trade secrets, provided that JD is promptly notified, rendered reasonable assistance by 3Com as required, and permitted to direct the defense or settlement negotiations. JD shall have no liability for any infringement arising from: (a) the integration or combination of the JD Products or JD Software together with other software, materials or products not integrated or combined by JD, if the infringement would have been avoided in the absence of such integration or combination; or (b) use or distribution of Palm Software or Palm Materials. SECTION 12.3 STATES 3COM'S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO CLAIMS OF INFRINGEMENT OF PROPRIETARY RIGHTS OF ANY KIND, AND ALL WARRANTIES OF NONINFRINGEMENT, EXPRESS OR IMPLIED, ARE SPECIFICALLY DISCLAIMED AND EXCLUDED.

        12.4 Other Indemnity. Each party shall indemnify and defend the other against all claims, suits, losses, expenses and liabilities (including reasonable attorneys' fees) for bodily injury, personal injury, death and tangible property damage as a result of the negligence, intentional wrongful acts or omissions, or misrepresentations of the indemnifying party or any person for whose actions it is legally liable, provided that the indemnifying party is promptly notified, rendered reasonable assistance by the indemnified party as required, and permitted to direct the defense or settlement negotiations.

13. CONFIDENTIALITY

        13.1 Confidential Information. Each party acknowledges that in the course of the performance of this Agreement, it may obtain the Confidential Information of the other party. The Receiving Party (as defined in Section 1.1 (Confidential Information)) shall, at all times,


* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

both during the term of this Agreement and thereafter for a period of three (3) years keep in confidence and trust all of the Disclosing Party's (as defined in Section 1.1 (Confidential Information)) Confidential Information received by it (except for source code, which shall be kept in confidence and trust in perpetuity). The Receiving Party shall not use the Confidential Information of the Disclosing Party other than as expressly permitted under the terms of this Agreement. The Receiving Party shall take reasonable steps to prevent unauthorized disclosure or use of the Disclosing Party's Confidential Information and to prevent it from falling into the public domain or into the possession of unauthorized persons. The Receiving Party shall not disclose Confidential Information of the Disclosing Party to any person or entity other than its officers, employees, contractors, and consultants who need access to such Confidential Information in order to effect the intent of this Agreement and who have entered into confidentiality agreements which protect the Confidential Information of the Disclosing Party sufficient to enable the Receiving Party to comply with this Section 13.1 (Confidential Information). The Receiving Party shall immediately give notice to the Disclosing Party of any unauthorized use or disclosure of Disclosing Party's Confidential Information. The Receiving Party agrees to assist the Disclosing Party to remedy such unauthorized use or disclosure of its Confidential Information.

        13.2 Exceptions to Confidential Information. The obligations set forth in Section 13.1 (Confidential Information) shall not apply to the extent that Confidential Information includes information which is: (a) now or hereafter, through no unauthorized act or failure to act on the Receiving Party's part, in the public domain; (b) known to the Receiving Party without an obligation of confidentiality at the time the Receiving Party receives the same from the Disclosing Party, as evidenced by written records; (c) hereafter furnished to the Receiving Party by a third party as a matter of right and without restriction on disclosure; (d) furnished to others by the Disclosing Party without restriction on disclosure; or (e) independently developed by the Receiving Party without use of the Disclosing Party's Confidential Information. Nothing in this Agreement shall prevent the Receiving Party from disclosing Confidential Information to the extent the Receiving Party is legally compelled to do so by any governmental investigative or judicial agency pursuant to proceedings over which such agency has jurisdiction; provided, however, that prior to any such disclosure, the Receiving Party shall (i) assert the confidential nature of the Confidential Information to the agency; (ii) immediately notify the Disclosing Party in writing of the agency's order or request to disclose; and (iii) cooperate fully with the Disclosing Party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of the compelled disclosure and protecting its confidentiality.

        13.3 Other Palm Software Source Code Restrictions. Except as permitted in this Agreement, JD shall not use, make, have made, distribute or disclose any copies of the source code of the Palm Software, in whole or in part, or the information contained therein without the prior written authorization of 3Com. JD shall inform its employees having access to such source code of JD's limitations, duties and obligations regarding nondisclosure and copying of such source code and shall obtain or have obtained their written agreement to comply with such limitations, duties and obligations. JD shall maintain records of its employees having access to such source code, and upon reasonable notice 3Com may audit such records.

14. LIMITATION OF LIABILITY

        EXCEPT FOR LIABILITY FOR BREACH OF SECTION 13 (CONFIDENTIALITY) AND EXCEPT AS SPECIFICALLY PROVIDED IN SECTION 12 (INDEMNIFICATION): (A) NEITHER PARTY SHALL HAVE ANY LIABILITY FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND OR FOR LOSS OF REVENUE OR LOSS OF BUSINESS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF THE FORM OF THE ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF ANY REPRESENTATIVE OF A PARTY HERETO HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; AND (B) IN NO EVENT SHALL 3COM'S LIABILITY UNDER THIS AGREEMENT EXCEED THE AMOUNTS PAID BY JD TO 3COM UNDER THIS AGREEMENT.

15. EXPORT REGULATIONS

        Neither party shall export, directly or indirectly, any technical data or software acquired under this Agreement or the direct product of any such technical data or software to any country for which the United States Government or any agency thereof, at the time of export, requires an export license or other government approval, without first obtaining such license or approval. With respect to any export transactions under this Agreement, both parties will cooperate in any reasonable manner to effect compliance with all applicable export regulations.

16. TERM AND TERMINATION

        16.1 Term. This Agreement shall be effective from the Effective Date for a period of five (5) years ("Specified Term"), unless earlier terminated in accordance with its terms. Thereafter, this Agreement may be renewed on its anniversary dates for successive one (1) year terms if each party agrees to do so by written notice to the other party no later than sixty (60) days prior to any such anniversary date.

        16.2 Termination Due to Bankruptcy, etc. In the event a party: (i) becomes insolvent; (ii) voluntarily files or has filed against it a petition under applicable bankruptcy or insolvency laws which such party fails to have released within thirty (30) days after filing; (iii) proposes any dissolution, composition or financial reorganization with creditors or if a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to all or substantially all property or business of such party; or (iv) such party makes a general assignment for the benefit of creditors, the other party may terminate this Agreement by giving a termination notice, which termination shall become effective ten (10) days after mailing.

        16.3 Right to Terminate; [*] Termination.

             (a) Either party shall have the right to terminate this Agreement if the other party is in material breach of any term or condition of this Agreement and fails to remedy such


* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

breach within thirty (30) days after receipt of written notice of such breach given by the nonbreaching party.

             (b) 3Com's obligations and JD's rights under Section 9 [*] shall terminate if there is a material change in the ownership or control of JD such that more than twenty percent (20%) or more of the voting equity stock of JD is owned and/or controlled (directly or indirectly) by one or more Competitors. "Competitor" means any entity or entities that develops, manufactures, markets, and/or distributes handheld operating systems software that is licensed to third parties on a stand-alone basis.

        16.4 Effect of Termination. Upon the termination or expiration of this
Agreement: (i) the licenses and other provisions of this Agreement shall be terminated and JD shall discontinue the use, manufacture, reproduction, distribution and sublicensing of the JD Products, Palm Software, Palm Materials and 3Com trademarks, except as specified in this Section 16; (ii) JD's obligation to pay all sums due hereunder shall be accelerated and all such sums shall be due and payable within forty-five (45) days of the end of the calendar quarter in which the date of termination or expiration occurred; and (iii) the Receiving Party shall, within fifteen (15) days of receipt of a written request by the Disclosing Party to do so, return to the Disclosing Party or destroy all full or partial copies, in whatever media, of any and all confidential materials in the Receiving Party's possession which had been furnished to the Receiving Party by the Disclosing Party pursuant to this Agreement, and the Receiving Party shall warrant in writing to the Disclosing Party within thirty (30) days after termination or expiration that all such materials have been returned to the Disclosing Party or destroyed. In addition, upon any expiration or termination (other than for JD's breach), JD may elect to retain the licenses specified in Section 2 for two (2) years following such expiration or termination for the versions of the Palm Software and the Palm Materials that have been delivered to JD prior to such expiration or termination, on the following terms: (a) the Royalty rates specified in Exhibit E will be [*]; (b) 3Com's obligations under Sections 6, 7 and 9, and JD's obligations under Section 4.2, will [*]; and (c) the remaining provisions of this Agreement will remain in effect with regard to the JD Products for such two-year period.

        16.5 Survival. Neither the termination or expiration of this Agreement shall relieve either party from its obligations to pay the other any sums accrued hereunder. The parties agree that their respective rights, obligations and duties under Sections 4 (Royalties, Fees and Reports), 5.4 (Taxes), 8.2 (Publicity), 10 (Proprietary Rights), 11 (Warranty), 12 (Indemnification), 13 (Confidentiality), 14 (Limitation of Liability), 15 (Export Regulations), 16 (Term and Termination) and 17 (Miscellaneous), as well as any rights, obligations and duties which by their nature extend beyond the termination or expiration of this Agreement shall survive any termination or expiration and remain in effect for a period of three (3) years thereafter or the period specified in this Agreement, if longer.

17. MISCELLANEOUS

        17.1 Notices. Any notice provided for or permitted under this Agreement will be treated as having been given when (a) delivered personally, (b) sent by confirmed telex or fax, (c)


* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

sent by commercial overnight courier with written verification of receipt, or
(d) mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section 17.1 (Notices).

     If to 3Com:     Palm Computing, Inc.,
                     a subsidiary of 3Com Corporation
                     1565 Charleston Road
                     Mountain View, CA 94043
                     Attention: Vice President Strategic Alliances and Platform
                            Development
                     Fax: (650) 968-9791

     with copies to: 3Com Corporation
                     5400 Bayfront Plaza
                     Santa Clara, CA 95052
                     Attention: General Counsel
                     Fax: (408) 326-6434

     If to JD:       JD Technology, Inc.
                     P.O. Box 7066
                     Menlo Park, CA 94026
                     Attention: Donna Dubinsky
                     Fax: (650) 470-0943

Such notice will be treated as having been received upon the earlier of actual receipt or five (5) days after posting.

        17.2 Amendment: Waiver. This Agreement may be amended or supplemented only by a writing that is signed by duly authorized representatives of both parties. No term or provision hereof will be considered waived by either party, and no breach excused by either party, unless such waiver or consent is in writing signed on behalf of the party against whom the waiver is asserted. No consent by either party to, or waiver, of, a breach by either party, whether express or implied, will constitute a consent to, waiver of, or excuse of any other, different, or subsequent breach by either party.

        17.3 Severability. If any provision of this Agreement is held invalid or unenforceable for any reason, the remainder of the provision shall be amended to achieve as closely as possible the economic effect of the original term and all other provision shall continue in full force and effect.

        17.4 Governing Law. This Agreement shall be governed by and construed under the laws of the United States and the State of California as applied to agreements entered into and to be performed entirely within California between California residents. The parties agree that the

United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement.

        17.5 Choice of Forum. The parties hereby submit to the jurisdiction of, and waive any venue objections against, the United States District Court for the Northern District of California, San Jose Branch and the Superior and Municipal Courts of the State of California, Santa Clara County, in any litigation arising out of the Agreement.

        17.6 Injunctive Relief. The copying, disclosure, or use of the Palm Software in a manner inconsistent with any provision of this Agreement may cause irreparable injury to 3Com for which 3Com may not have an adequate remedy at law. 3Com may be entitled to equitable relief in court, including but not limited to temporary restraining orders, preliminary injunctions and permanent injunctions.

        17.7 Attorneys' Fees. In any action to enforce this Agreement, the prevailing party shall be awarded all court costs and reasonable attorneys' fees incurred, including such costs and attorneys' fees incurred in enforcing and collecting any judgment.

        17.8 Force Majeure. Except for the payment of money, neither party will be liable for any failure or delay in performance under this Agreement due to fire, explosion, earthquake, storm, flood or other weather, unavailability of necessary utilities or raw materials, war, insurrection, riot, act of God or the public enemy, law, act, order, proclamation, decree, regulation, ordinance, or instructions of Government or other public authorities, or judgment or decree of a court of competent jurisdiction (not arising out of breach by such party of this Agreement) or any other event beyond the reasonable control of the party whose performance is to be excused.

        17.9 Assignment. 3Com may assign this Agreement without restriction, provided the assignee agrees in writing to be bound by the terms of this Agreement. JD may not assign this Agreement, whether by operation of law or otherwise, without the prior written consent of 3Com, except after one year from the Effective Date to a purchaser of substantially all the stock or assets of JD who: (i) agrees in writing to be bound by the terms of this Agreement; (ii) is not a Competitor (as defined in Section 16.3(b)); and (iii) uses the Palm Software under this Agreement solely in the JD Products of JD Technology, Inc. or its successor operations within such purchaser; and any attempt to do so without such consent will be void. This Agreement will bind and inure to the benefit of the parties and their respective successors and permitted assigns.

        17.10 Relationship of the Parties. The parties to this Agreement are independent contractors. There is no relationship of agency, partnership, joint venture, employment, or franchise between the parties. Neither party has the authority to bind the other or to incur any obligation on its behalf.

        17.11 Allocation of Risk. The sections on limitation of liability, warranties and disclaimer of warranties allocate the risks in the Agreement between the parties. This allocation is an essential element of the basis of the bargain between the parties.

        17.12 Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement, which shall be considered as a whole.

        17.13 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. If this Agreement is executed in counterparts, no signatory hereto shall be bound until both the parties named below have duly executed or caused to be duly executed a counterpart of this Agreement.

        17.14 Entire Agreement. This Agreement, including all Exhibits to this Agreement, constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates set forth below effective as of the Effective Date.


PALM COMPUTING, INC.                    JD TECHNOLOGY, INC.
a subsidiary of 3Com Corporation


By:      /s/ Janice M. Roberts          By:     /s/ Donna L. Dubinsky
   --------------------------------        --------------------------------

Name:       Janice M. Roberts           Name:        Donna L. Dubinsky
     ------------------------------          ------------------------------

Title:  SV President                    Title:         CEO
      -----------------------------           -----------------------------

Date:          9/24/98                  Date:          9/18/98
     ------------------------------          ------------------------------


List of Exhibits
----------------
A       Palm Software
B       Test Criteria
C       3Com Trademark Policy Guidelines
D       Third Party Components
E       Royalties and Fees
F       3Com Support Services
G       Minimum Terms and Conditions of End User License

                                    EXHIBIT A

                                  PALM SOFTWARE

                                      [*]


* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                                      [*]


* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                                    EXHIBIT B

                                  TEST CRITERIA

                                      [*]

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                                    EXHIBIT C

                        3COM TRADEMARK POLICY GUIDELINES

                                [to be attached]

                                    EXHIBIT D

                             THIRD PARTY COMPONENTS

[*] contained in the current [*] product and in 3Com's first shipped [*] product.

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                                    EXHIBIT E

                               ROYALTIES AND FEES

                                      [*]

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                                    EXHIBIT F

3COM SUPPORT SERVICES 1. Definitions.

"Severity One" Support is defined as-support required to address a fatal program error in the Palm Software which has a critical business impact and precludes significant useful work from being done or, significantly precludes developer and/or end-user operations.

"Severity Two" Support is defined as support required to address a program error in the Palm Software which has a significant business impact where important features are unavailable with no acceptable workaround and development operations are seriously impaired.

"Severity Three" Support is defined as support required to address a program error in the Palm Software with some business impact, such as important features unavailable but a workaround is available or less significant features are unavailable with no reasonable workaround.

2. Support Response Times. The parties shall promptly agree in good faith to share any information and/or documentation which may be required to permit 3Com to identify and resolve any development support requests. The support response period begins after 3Com (a) has enough information to profile the reported error and (b) can recreate the reported error or has access to a facility where the error can be recreated ("Start Date"). 3Com agrees to use commercially reasonable efforts to recreate the reported error and respond based on the following timetable:

        "Severity One" Support. 3Com shall use reasonable commercial efforts to resolve or reduce the severity via workaround and/or patch within two (2) business days of the Start Date, or if unable to resolve such problem within such timeframe, 3Com shall provide its action plan within such timeframe and provide regular status updates. A final resolution shall be identified in the action plan. 3Com and JD problem managers shall review incident after two (2) business days and every two (2) business days thereafter until the error has been resolved.

        "Severity Two" Support. 3Com shall use reasonable commercial efforts to resolve or reduce the severity via workaround and/or patch within five (5) business days of the Start Date, or if unable to resolve such problem within such timeframe, 3Com shall provide its action plan within such timeframe and provide regular status updates. 3Com and JD problem managers shall review incident after five (5) business days. A final engineering resolution shall be identified in the action plan.

        "Severity Three" Support. 3Com shall use reasonable commercial efforts to acknowledge the error within ten (10) business days of receipt of notice. 3Com shall provide a final engineering resolution within three (3) months or next scheduled release, whichever is sooner.

        So long as 3Com is using reasonable commercial efforts to recreate reported errors and resolve or reduce Severity One and Severity Two problems in accordance with the action plan provided, 3Com's inability to resolve such problems within the timeframes stated herein or the action plan shall not be deemed a material breach of Section 6.1 the Agreement. The prescribed support response times above may be extended as mutually agreed, such agreement not to be unreasonably withheld, e.g., if resolution of the problem requires timely hardware certification or test, or if resolution represents significant risk to the essential functions. Any support requests that are attributable to any matters other than errors in the unmodified Palm Software provided by 3Com to JD hereunder are subject to billing at 3Com's standard time and materials rates.

        3. Support Evaluation. The parties will attempt in good faith to promptly resolve any controversy or claim relating to performance of the technical support assistance provided by 3Com under this Agreement. Each party may request the other party to involve appropriate senior executives of such other party who shall have the authority to resolve the matter.

                                    EXHIBIT G

                MINIMUM TERMS AND CONDITIONS OF END USER LICENSE

        1. JD Technology, Inc. ("JD") grants the end user ("End User") a nonexclusive license to use the software accompanying the JD Product ("Software"). With respect to the JD Product Desktop Software, End User may reproduce and provide one (1) copy of such Software for each personal computer or JD Product on which such Software is used as permitted hereunder. With respect to the JD Product Device Software, End User may use such Software only on one (1) JD Product. End User may assign its right under the End User License Agreement to an assignee of all of End User's rights and interest to the Software only if End User transfers all copies of the Software subject to the End User License Agreement to such assignee and such assignee agrees in writing to be bound by all the terms and conditions of the End User License Agreement.

        2. End User agrees not to reverse engineer, decompile or disassemble the Software. End User will not copy the Software except as necessary to use it in accordance with this End User License Agreement. End User agrees that any such copies of the Software shall contain the same proprietary notices which appear on and in the original copy of the Software.

        3. Except as stated above, the End User License Agreement does not grant End User any rights (whether by license, ownership or otherwise) in or to intellectual property with respect to the Software.

        4. End User will not export or re-export the Software without all appropriate United States and other foreign government licenses.

        5. Title to and ownership of the Software and any copy thereof shall remain with JD and its suppliers.

        6. If the Software is licensed for a proposal or agreement with the United States Government or any contractor therefor, the Software must be legended, marked and licensed as described in Section 10.3 of the Agreement.

                                 AMENDMENT NO. 1
                                       TO
                           SOFTWARE LICENSE AGREEMENT

        This Amendment No. 1 ("Amendment") is entered into by and between Palm Computing, Inc., a subsidiary of 3Com Corporation (collectively, "3Com"), a California corporation with a place of business at 1565 Charleston Road, Mountain View, California 94043, and Handspring, Inc. ("Licensee"), a California corporation with a place of business at 299 California Avenue, Palo Alto, California 94306. The effective date of this Amendment shall be September 24, 1998 ("Effective Date").

                                    RECITALS

        A. Effective as of September 24, 1998, 3Com and Licensee entered into a Software License Agreement ("License Agreement"; capitalized terms used herein and not defined shall have the meanings set forth in the License Agreement) with regard to Licensee's developing, manufacturing and marketing handheld computing products incorporating specified 3Com software and technology related to the 3Com Palm Computing platform.

        B. Following the effective date of the License Agreement, Licensee changed its corporate name from "JD Technology, Inc." to "Handspring, Inc."

        C. Licensee has received, and hopes to receive in the future, from 3Com certain source code for the Palm Software so that Licensee may examine such source code to assist Licensee in developing products within the scope of the License Agreement.

        D. 3Com is willing to provide such source code to Licensee as specified in this Amendment pursuant to the terms and conditions of the License Agreement.

                                    AGREEMENT

        NOW, THEREFORE, the parties hereby amend the License Agreement as follows:

1 SOURCE CODE DELIVERABLES. The following is added to Section 3 of the License
Agreement:

        "3.3 Delivery of Palm Source Code. 3Com has provided, and may at its sole option from time to time elect to provide, JD with certain source code for certain Palm Software ("Palm Source Code".)"

        "3.4 Delivery of Palm Source Code Documentation. 3Com may, at its option, from time to time elect to provide JD with technical documentation relating to the Palm Source Code ("Palm Source Code Documentation")."

2. LICENSES. The following is added to Section 2 of the License Agreement:

        "2.9 Source Code License.

             (a) Right to Use. Subject to the terms and conditions of this Agreement, 3Com hereby grants to JD a limited, non-exclusive, non-transferable, fully-paid license to examine the Palm Source Code and the Palm Source Code Documentation for the sole purpose of assisting JD in developing JD Products within the scope of the License Agreement and to reproduce no more than three
(3) copies of the Palm Source Code and Palm Source Code Documentation.

             (b) Limitations of License. JD shall not have the right to: (i) sublicense any of its rights under this Section 2.9 to any third party; (ii) incorporate any Palm Source Code or Palm Source Code Documentation in any technology or products of JD or of any third party; (iii) disclose any Palm Source Code or Palm Source Code Documentation to any third party; (iv) use or reproduce any Palm Source Code or Palm Source Code Documentation other than as permitted by subsection (a) above; or (iv) modify or distribute any Palm Source Code or Palm Source Code Documentation in any manner.

             (c) Inspection Rights. 3Com shall have the right, upon reasonable advance notice, to inspect JD's records and facilities with respect to the use of the Palm Source Code and Palm Source Code Documentation in order to verify that such use is within the scope of this Agreement, and that there are appropriate security procedures in place to protect the Palm Source Code and Palm Source Code Documentation (including, but not limited to, the procedures set forth in Section 13.3 below).

             (d) No Other Licenses. The licenses granted under this Section 2.9 are specifically set forth herein, and no licenses are granted by 3Com to JD by implication or estoppel to the Palm Source Code or Palm Source Code Documentation."

3 SUPPORT. The following is added to Section 7 of the License Agreement:

        "7.5 Source Code Support. 3Com shall have no obligation to provide JD with any support or maintenance of any kind for the Palm Source Code or Palm Source Code Documentation at any time."

4 PROPRIETARY RIGHTS. The following is added to Section 10 of the License
Agreement:

        "10.5 Source Code. JD acknowledges that the Palm Source Code and Palm Source Code Documentation are the valuable trade secrets and Confidential Information of 3Com. 3Com shall be the sole and exclusive owner of the Palm Source Code and Palm Source Code Documentation. JD agrees that it will not remove, alter or otherwise obscure any proprietary rights notices appearing in the Palm Source Code or Palm Source Code Documentation."

5 WARRANTY. The following is added to Section 11 of the License Agreement:

        "11.4 Source Code Warranty Disclaimer. 3COM MAKES NO WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, WHATSOEVER AS TO THE PALM SOURCE CODE OR PALM SOURCE CODE DOCUMENTATION. IN PARTICULAR, ANY AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, AND YEAR 2000 COMPLIANCE THEREFOR ARE EXPRESSLY EXCLUDED."

6 CONFIDENTIALITY. The following is added to the end of Section 13.3 of the License Agreement after the period:

        "In the event that 3Com provides JD with a copy of the [*] (the [*]) which contains all, substantially all or a significant portion of the Palm Software in source code form, JD agrees to the following additional obligations with respect to the [*] notwithstanding any other provision of this Agreement:
(i) JD shall only be entitled to use two (2) copies of the [*], (ii) JD shall not make any additional copies of the [*], (iii) JD shall only use the [*] on two (2) PC's at any one time, (iv) the following named individuals shall be the only persons permitted to use or access the [*]: [*], and [*], (v) each copy of the [*] shall be kept in a locked room or file cabinet when not in use, and (vi) use of the [*] shall be password protected. JD shall have the right to change the named individuals upon fifteen (15) days written notice to 3Com. Except as otherwise set forth in this Section 13.3, the provisions of this Agreement that apply to the Palm Source Code shall apply to the source code contained in the [*]."

6 INJUNCTIVE RELIEF. The following is added to Section 17 of the License
Agreement:

        "17.15 Injunctive Relief. The copying, disclosure, or use of the Palm Source Code or Palm Source Code Documentation in a manner inconsistent with any provision of this Agreement will cause irreparable injury to 3Com for which 3Com will not have an adequate remedy at law. 3Com will be entitled to equitable relief in court, including but not limited to temporary restraining orders, preliminary injunctions and permanent injunctions."

7 ENTIRE AGREEMENT. The parties agree that this Amendment constitutes the entire agreement between the parties relating to its subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral; provided, however, that the License Agreement, except as modified by this Amendment, remains in full force and effect. The parties acknowledge that the terms and conditions of the License Agreement, including but not limited to Sections 2.8 (Limitations on Scope of Agreement), 8.2 (Publicity), 13 (Confidentiality), 14 (Limitation of Liability), 15 (Export Regulations), and 16.5 (Survival) of the License Agreement, will apply to the Palm Source Code or Palm Source Code Documentation.


* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the dates set forth below effective as of the Effective Date.

PALM COMPUTING, INC.,                  HANDSPRING, INC.
a subsidiary of 3Com Corporation

By:          /s/ Mark Bercow           By:          /s/  Donna Dubinsky
   --------------------------------       ---------------------------------
Name:        Mark Bercow               Name:        Donna Dubinsky
     ------------------------------         -------------------------------
Title:     VP                          Title:         CEO
      -----------------------------          ------------------------------
Date:         1/14/99                  Date:          1/8/99
     ------------------------------         -------------------------------

                                 AMENDMENT NO. 2
                                       TO
                           SOFTWARE LICENSE AGREEMENT

        This Amendment No. 2 ("Amendment") is entered into by and between Palm Computing, Inc., a subsidiary of 3Com Corporation (collectively, "3Com"), a California corporation with a place of business at 5400 Bayfront Plaza, California 95052, and Handspring, Inc. ("Licensee"), a California corporation with a place of business at 299 California Avenue, Palo Alto, California 94306. The effective date of this Amendment shall be March 9, 1999 ("Effective Date").

                                    RECITALS

        A. Effective as of September 24, 1998, 3Com and Licensee entered into a Software License Agreement, as amended ("License Agreement"; capitalized terms used herein and not defined shall have the meanings set forth in the License Agreement) with regard to Licensee's developing, manufacturing and marketing handheld computing products incorporating specified 3Com software and technology related to the 3Com Palm Computing platform.

        B. Licensee has received, and hopes to receive in the future, from 3Com certain source code for the Palm Software so that Licensee may modify certain portions of such source code as specified in this Amendment pursuant to the terms and conditions of the License Agreement.

                                    AGREEMENT

        NOW, THEREFORE, the parties hereby amend the License Agreement as follows:

        1 DEFINITION. Each reference in the License Agreement to "JD" shall be deleted and replaced with the word "Licensee."

        2 SOURCE CODE MODIFICATION. The following is added to Section 2 of the License Agreement:

        "2.10 Source Code Modification License. Subject to the terms and conditions of this Agreement, 3Com hereby grants to Licensee a limited, non-exclusive, non-transferable (subject to Section 17.9), fully-paid license to
(i) modify those portions of the Palm Source Code as identified in an Attachment hereto (the "Modifiable Source Code") but only for the limited purpose(s) set forth in such Attachment with respect to such Modifiable Code, and (ii) use, reproduce and distribute such modifications (the "Modifications") in object code form to the same extent as Licensee is permitted to do so with respect to Derivative Works pursuant to Section 2.2 above. For each set of Modifiable Code, the parties shall execute separate sequentially numbered Attachments (e.g. Attachment No. 1, Attachment No. 2, etc.). Licensee shall have no right to (a) sublicense the rights granted in subsection (i) above to any third party, (b) modify any Palm Source Code other than the Modifiable Source Code, or (c) modify the Modifiable Source Code for any purpose other than as expressly set forth in the applicable

Attachment. The licenses granted under this Section 2.10 are specifically set forth herein, and no licenses are granted by 3Com to Licensee by implication or estoppel to the Modifiable Source Code."

3 OWNERSHIP. The following is added to the end of Section 10.1 of the License
Agreement:

        "Subject always to 3Com's ownership of the Palm Software and the restrictions set forth in Section 2 above, Licensee shall be the sole and exclusive owner of the Modifications and the Modifications shall be deemed "Licensee Software" for purposes of this Agreement. Licensee agrees to provide 3Com, upon 3Com's request, copies of all Modifications. Licensee hereby grants to 3Com a worldwide, nonexclusive, fully paid, royalty free, perpetual and irrevocable license to use, reproduce, modify, display and distribute the Modifications in source code and/or executable form, including the right to sublicense such rights through single or multiple tiers of distribution."

4 TERMINATION. Except as expressly provided in this Section 4, this Amendment, and all rights and obligations under this Amendment, shall terminate and be of no further force or effect if there is a material change in the ownership or control of Licensee such that more than twenty percent (20%) or more of the voting equity stock of Licensee is owned and/or controlled (directly or indirectly) by one or more Competitors. In the event of such termination, Licensee shall promptly (i) cease all modification of the Palm Source Code, (ii) return all Modifiable Source Code to the extent such source code has not previously been provided to Licensee under Amendment No. l to the License Agreement, including, but not limited to, all copies thereof in whole and in part, to 3Com, and (iii) destroy all copies thereof, in whole and in part, residing within any computers in Licensee's control. Notwithstanding the foregoing, in the event of termination of this Amendment pursuant to this
Section 4, in no event shall such termination affect Licensee's rights to reproduce and distribute in object code form Modifications existing as of the effective date of such termination pursuant to Section 2.10(ii).

5 ENTIRE AGREEMENT. The parties agree that this Amendment and any Attachments made effective pursuant to this Agreement constitute the entire agreement between the parties relating to its subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral; provided, however, that the License Agreement, except as modified by this Amendment, remains in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the dates set forth below effective as of the Effective Date.

PALM COMPUTING, INC.,                  HANDSPRING, INC.
a subsidiary of 3Com Corporation

By:          /s/ Mark Bercow           By:              /s/ Donna Dubinsky
   --------------------------------       ---------------------------------
Name:             Mark Bercow          Name:                Donna Dubinsky
     ------------------------------         -------------------------------
Title:                    VP           Title:               CEO
      -----------------------------          ------------------------------

                                ATTACHMENT NO. 1



This Attachment No. 1 is an attachment to Amendment No.2 to the Software License Agreement between Palm Computing, Inc., a subsidiary of 3Com Corporation and Handspring, Inc.

[*]

[*]




PALM COMPUTING, INC.,                  HANDSPRING, INC.
a subsidiary of 3Com Corporation

By:    /s/ Gabriel Aroste-Lopez        By:       /s/ Donna Dubinsky
   --------------------------------       ---------------------------------
Name:  Gabriel Aroste-Lopez            Name:        Donna Dubinsky
     ------------------------------         -------------------------------
Title: Director Platform Development   Title:       CEO
       Services
      -----------------------------          ------------------------------
Date:        3-16-99                   Date:           3/9/99
     ------------------------------         -------------------------------



* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                                ATTACHMENT NO. 2



This Attachment No.2 is an attachment to Amendment No.2 to the Software License Agreement between Palm Computing, Inc., a subsidiary of 3Com Corporation and Handspring, Inc.


[*]

[*]

AMENDMENT TO AMENDMENT NO.2: For purposes of this Attachment No.2 only, the following two sentences are deleted from Section 3 of Amendment No.2 with respect to Modifications made by Licensee pursuant to this Attachment No.2:

        "Licensee agrees to provide 3Com, upon 3Com's request, copies of all Modifications. Licensee hereby grants to 3Com a worldwide, nonexclusive, fully paid, royalty free, perpetual and irrevocable license to use, reproduce, modify, display and distribute the Modifications in source code and/or executable form, including the right to sublicense such rights through single or multiple tiers of distribution."

Except as modified by this Attachment No.2 with respect to this Attachment No.2, Amendment No.2 shall remain in full force and effect.


PALM COMPUTING, INC.,                 HANDSPRING, INC.
a subsidiary of 3Com Corporation

By:              /s/ Mark Bercow      By:             /s/ Donna Dubinsky
   --------------------------------      ----------------------------------
Name:             Mark Bercow         Name:               Donna Dubinsky
     ------------------------------        --------------------------------
Title:         VP                     Title:          CEO
      -----------------------------         -------------------------------
Date:          3/9/99                 Date:              3/9/99
     ------------------------------        --------------------------------


* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                                ATTACHMENT NO. 3



This Attachment No.3 is an attachment to Amendment No.2 to the Software License Agreement between Palm Computing, Inc., a subsidiary of 3Com Corporation and Handspring, Inc.


[*]

[*]

AMENDMENT TO AMENDMENT NO.2: For purposes of this Attachment No.3 only, the following two sentences are deleted from Section 3 of Amendment No.2 with respect to Modifications made by Licensee pursuant to this Attachment No.3:

        "Licensee agrees to provide 3Com, upon 3Com's request, copies of all Modifications. Licensee hereby grants to 3Com a worldwide, nonexclusive, fully paid, royalty free, perpetual and irrevocable license to use, reproduce, modify, display and distribute the Modifications in source code and/or executable form, including the right to sublicense such rights through single or multiple tiers of distribution."

Except as modified by this Attachment No.3 with respect to this Attachment No.3, Amendment No.2 shall remain in full force and effect.


PALM COMPUTING, INC.,                HANDSPRING, INC.
a subsidiary of 3Com Corporation

By:            /s/ Mark Bercow       By:          /s/ Donna Dubinsky
   --------------------------------     -----------------------------------
Name:            Mark Bercow         Name:          Donna Dubinsky
     ------------------------------       ---------------------------------
Title:            VP                 Title:            CEO
      -----------------------------        --------------------------------
Date:             4/28/99            Date:                 3/25/99
     ------------------------------       ---------------------------------



* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                                 AMENDMENT NO. 3
                                       TO
                           SOFTWARE LICENSE AGREEMENT



        This Amendment No. 3 ("Amendment") is entered into by and between Palm Computing, Inc., a subsidiary of 3Com Corporation (collectively, "3Com"), a California corporation with a place of business at 5400 Bayfront Plaza, Santa Clara, California 95052, and Handspring, Inc. ("Licensee"), a California corporation with a place of business at 299 California Avenue, Palo Alto, California 94306. The effective date of this Amendment shall be 4/8, 1999 ("Effective Date").

                                    RECITALS

        A. Effective as of September 24, 1998, 3Com and Licensee entered into a Software License Agreement, as amended ("License Agreement"; capitalized terms used herein and not defined shall have the meanings set forth in the License Agreement) with regard to Licensee's developing, manufacturing and marketing handheld computing products incorporating specified 3Com software and technology related to the 3Com Palm Computing platform.

        B. The parties desire to amend the License Agreement as set forth in this Amendment.

The parties hereby amend the License Agreement as follows:

1 CONFIDENTIALITY. The following phrases are deleted from Section 13.3 of the License Agreement:

        "(iv) the following named individuals shall be the only persons permitted to use or access the [*]: [*] and [*]"

        "Licensee shall have the right to change the named individuals upon fifteen (15) days written notice to 3Com."

2 ENTIRE AGREEMENT. The parties agree that this Amendment constitutes the entire agreement between the parties relating to its subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral; provided, however, that the License Agreement, except as modified by this Amendment, remains in full force and effect.


* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the dates set forth below effective as of the Effective Date.



PALM COMPUTING, INC.,                HANDSPRING, INC.
a subsidiary of 3Com Corporation

By:         /s/ Mark Bercow          By:         /s/ Donna Dubinsky
   --------------------------------     -----------------------------------
Name:           Mark Bercow          Name:          Donna Dubinsky
     ------------------------------       ---------------------------------
Title:         VP                    Title:         CEO
      -----------------------------        --------------------------------
Date:            4/28/99             Date:             4/8/99
     ------------------------------       ---------------------------------

                                 AMENDMENT NO. 4
                                       TO
                           SOFTWARE LICENSE AGREEMENT



        This Amendment No. 4 ("Amendment") is entered into by and between Palm Computing, Inc., a subsidiary of 3Com Corporation (collectively, "3Com"), a California corporation with a place of business .at 5400 Bayfront Plaza, Santa Clara, California 95052, and Handspring, Inc. ("Licensee"), a California corporation with a place of business at 299 California Avenue, Palo Alto, California 94306. The effective date of this Amendment shall be _______________, 1999 ("Effective Date").

                                    RECITALS

        A. Effective as of September 24, 1998, 3Com and Licensee entered into a Software License Agreement, as amended ("License Agreement"; capitalized terms used herein and not defined shall have the meanings set forth in the License Agreement) with regard to Licensee's developing, manufacturing and marketing handheld computing products incorporating specified 3Com software and technology related to the 3Com Palm Computing platform.

        B. The parties desire to amend the License Agreement as set forth in this Amendment.

The parties hereby amend the License Agreement as follows:

1 CONFIDENTIALITY. The last two sentences of 13.3 of the License Agreement are deleted in their entirety and restated as follows:

        "In the event that 3Com, from time to time, provides Licensee with a copy of one or more CDs which contain all, substantially all or a significant portion of the Palm Software in source code form, including any updates, upgrades or new versions thereof (the "Palm Software CD"), Licensee agrees to the following additional obligations with respect to the Palm Software CD notwithstanding any other provision of this Agreement: (i) Licensee shall only be entitled to use two (2) copies of the Palm Software CD, (ii) Licensee shall not make any additional copies of the Palm Software CD, (iii) Licensee shall only use the Palm Software CD on two (2) PC's at any one time, (iv) each copy of the Palm Software CD shall be kept in a locked room or file cabinet when not in use, and (v) use of the Palm Software shall be password protected. Except as otherwise set forth in this Section 13.3, the provisions of this Agreement that apply to the Palm Source Code shall apply to the source code contained in the Palm Software CD."

2 ENTIRE AGREEMENT. The parties agree that this Amendment constitutes the entire agreement between the parties relating to its subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral; provided, however, that the License Agreement, except as modified by this Amendment, remains in full, force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the dates set forth below effective as of the Effective Date.


PALM COMPUTING, INC.,                 HANDSPRING, INC.
a subsidiary of 3Com Corporation

By:       /s/ Daniel S. Keller        By:       /s/ Donna Dubinsky
   --------------------------------      ----------------------------------
Name:        Daniel S. Keller         Name:       Donna Dubinsky
     ------------------------------        --------------------------------
Title:    VP, Platform Engineering    Title:       CEO
      -----------------------------         -------------------------------
Date:         12/9/99                 Date:          12/8/99
     ------------------------------        --------------------------------




                                       2